UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 26, 2011

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 454-3759

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 26, 2011, Chimera Investment Corporation (“Chimera” or the “Company”) held its Annual Meeting in New York, New York for the purpose of: (i) electing three Class I directors to serve on the Board until the 2014 Annual Meeting of Stockholders; (ii) approving of a non-binding advisory resolution on our executive compensation; (iii)  recommending, by a non-binding advisory vote, the frequency of advisory votes on the Company’s executive compensation; and (iv) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The total number of shares of common stock entitled to vote at the Annual Meeting was 1,027,107,362, of which 922,335,417 shares, or 89.8%, were present in person or by proxy.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1.   The election of three Class I directors to serve on the Board until the 2014 Annual Meeting of Stockholders.

Director	Votes Received	Votes Withheld	Broker Non-Votes
Paul Donlin	510,568,485	15,768,649	395,998,283
Mark Abrams	510,440,614	15,896,520	395,998,283
Gerard Creagh	510,539,298	15,797,836	395,998,283

All Class I director nominees were elected.  The continuing directors of the Company are Jeremy Diamond, John Reilly, Paul Keenan, Matthew Lambiase and Dennis Mahoney.

Proposal 2.  A vote on a non-binding advisory resolution on the Company’s executive compensation.

For	Against	Abstentions	Broker Non-Votes

516,748,296	7,584,439	2,004,399	395,998,283

Proposal 3.  A vote on the recommendation, by a non-binding advisory vote, on the frequency of advisory votes on the Company’s executive compensation.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes

277,257,632	15,418,986	231,630,987	2,029,529	395,998,283

Proposal 4.  Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the 2011 fiscal year.

For	Against	Abstentions

914,377,151	5,082,112	2,876,154

Further information regarding these proposals is set forth in Chimera’s definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ A. Alexandra Denahan
			Name:	A. Alexandra Denahan
			Title:	Chief Financial Officer

Date:	June 1, 2011